UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

___________________________

CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2024, CNS Pharmaceuticals, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”) in connection with the sale by the Company of: (i) 3,700,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase 13,947,060 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of Common Stock, in a registered direct offering (the “Offering”). The per share purchase price of each share of Common Stock was $0.17 per share and the purchase price for each Pre-Funded Warrant in lieu thereof was $0.169 per Pre-Funded Warrant. In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”) that participated in the Offering. The closing of the Offering is subject to customary closing conditions and is expected to occur on October 24, 2024 (the “Closing Date”).

Subject to certain ownership limitations, each Pre-Funded Warrant is exercisable into one share of Common Stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof). In lieu of making the cash payment otherwise contemplated to be made upon exercise of the Pre-Funded Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a cashless exercise formula set forth in the Pre-Funded Warrant. The holder of a Pre-Funded Warrant is prohibited from exercising such warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at the election of the Investor) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The gross proceeds to the Company from the Offering are expected to be approximately $3.0 million, before deducting the Placement Agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and for general corporate purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 30 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 90 days after the Closing Date, subject to certain exceptions. Notwithstanding the foregoing, commencing five days following the Closing Date, the Company will be permitted to make sales pursuant to its at-the-market sales agreement, dated July 26, 2024, by and between the Company and the Placement Agent.

The Offering of the Shares, Pre-Funded Warrants, and Common Stock underlying the Pre-Funded Warrants was made pursuant to a shelf registration statement on Form S-3 (File No. 333-279285) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on May 9, 2024, and declared effective on May 17, 2024.

Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent an aggregate fee equal to 6.5% of the gross proceeds received by the Company from the sale of the securities in the Offering. The Company also agreed to reimburse the Placement Agent for (i) up to $60,000 for the Placement Agent’s legal fees, (ii) up to $20,000 for non-accountable fees and expenses and (iii) closing costs, which shall include the reimbursement of the reasonable out-of-pocket cost of the escrow agent or clearing agent, as applicable, in an amount up to $10,000.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agency Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agency Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Placement Agency Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agency Agreement, which subsequent information may or may not be fully reflected in public disclosures.

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A copy of the opinion of ArentFox Schiff LLP relating to the legality of the Shares and Pre-Funded Warrants issuable under the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The forms of the Purchase Agreement, the Pre-Funded Warrant and the Placement Agency Agreement are filed as Exhibits 10.1, 4.1, and 1.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01.	Other Events

On October 23, 2024, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As of October 24, 2024, Pre-Funded Warrants to purchase 8,828,530 shares of common stock have been exercised. Following these exercises, the Company has 49,574,933 shares of Common Stock outstanding.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Placement Agency Agreement dated October 23, 2024, between CNS Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Pre-Funded Warrant
5.1	ArentFox Schiff LLP Legal Opinion
10.1	Form of Securities Purchase Agreement
23.1	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
99.1	Press release dated October 23, 2024
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

	By:	/s/ Chris Downs
Chris Downs
Chief Financial Officer

Dated: October 24, 2024

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